Calculation of Filing Fee Tables
S-3
Under Armour, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.0003 1/3 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Class C Common Stock, par value $0.0003 1/3 per share	457(r)				0.0001381
Fees to be Paid	3	Equity	Preferred Stock	457(r)				0.0001381
Fees to be Paid	4	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	5	Other	Warrants	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An indeterminate aggregate principal amount or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. There are also being registered hereunder an indeterminate amount of the registrant's securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement and rights or obligations to purchase Class A Common Stock, Class C Common Stock, Preferred Stock, Debt Securities, or other securities, property or assets. Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities as may be issued in connection with stock splits, stock dividends or similar transactions. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a "pay-as-you-go basis."

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1.

[5]	See Offering Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date